                                                                       EXHIBIT 4

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees to the joint filing with the other Reporting Person (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.10 per share, of Circuit Research Labs, Inc., an Arizona corporation, and that this Agreement may be included as an exhibit to such joint filing.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 13, 2002.

                              HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED


                              By: /s/ Frank Meredith
                                 -----------------------------------------------
                                  Frank Meredith, Secretary


                              HARMAN ACQUISITION CORP.


                              By: /s/ Frank Meredith
                                 -----------------------------------------------
                                  Frank Meredith, Executive Vice President
                                  and Chief Financial Officer